UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 12, 2021
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 ELEVATE CREDIT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37680	46-4714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4150 International Plaza, Suite 300
Fort Worth, Texas 76109
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code (817) 928-1500
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0004 par value	ELVT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
On October 13, 2021, Elevate Credit, Inc. (the "Company") announced that Today Card, LLC and its subsidiaries (the "Credit Parties") and its wholly-owned subsidiary, Today SPV, LLC ("Today SPV" or the "Borrower"), PCAM Credit XV, LLC (the "Lender") and Park Cities Asset Management, LLC, as administrative agent and collateral agent (in such capacity, the “Agent”) entered into a financing agreement on October 12, 2021 (the "Today Card Facility"). Today SPV has been created to purchase participations in credit card receivable balances originated by a third-party lender.
The Today Card Facility provides for a total maximum commitment amount of $50 million, which may be increased to $100 million, at an interest rate of Prime + 3.60% and a maturity date of October 12, 2025. All assets of the Borrower and the Credit Parties are pledged as collateral to secure the Today Card Facility. The Today Card Facility includes certain financial covenants for the product portfolio underlying the facility, including risk adjusted yield requirements, minimum cash level requirements, maximum default rate and charge-off rate levels, and maximum loan-to-value ratios.
Additionally, the Company and certain other subsidiaries, variable interest entities and Victory Park Management, LLC, as agent, executed a Release of Certain Credit Parties and Security Interests (the "Release") related to the existing financing agreements (the "VPC Agreements") releasing the Credit Parties from the VPC Agreements, as well as all liens and security interests on the property or assets of the Credit Parties.
The foregoing description of the Today Card Facility and the Release does not purport to be complete and is qualified in its entirety by reference to the full text of the Today Card Facility financing agreement and the Release, copies of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 above is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 13, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevate Credit, Inc.
Date:	October 13, 2021	By:	/s/ Chad Bradford
Chad Bradford
Interim Chief Financial Officer